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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-41048, 333-45002, 333-30142 and 333-90605) of
Connetics Corporation and in Registration Statements (Form S-8 Nos. 333-46562, 333-61558, 333-82468, 333-58146, 333-58427 and 333-85155) pertaining to the 1995
Employee Stock Purchase Plan, Stock Plan (2000), 2000 Non-Officer Employee Stock Plan, International Stock Incentive Plan, 1995 Directors' Stock Option Plan, 2002 Non-Officer Employee Stock Plan, 1994 Stock Plan and 1998 Supplemental Stock Plan of Connetics Corporation, of our report dated January 28, 2002 (except for the note titled Subsequent Event, as to which the date is March 26, 2002), with respect to the consolidated financial statements and schedule of Connetics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                         /s/ Ernst & Young LLP


Palo Alto, California
March 26, 2002